Exhibit 10.3

NIKE, Inc.
Policy for Recoupment of Incentive Compensation

If NIKE, Inc. (the “Company”) is required to prepare an accounting restatement for any fiscal quarter or year commencing after May 31, 2010 due to the material noncompliance of the Company with any financial reporting requirement, and the Board of Directors of the Company (the “Board”) determines that the Misconduct (as defined below) of any person who was an executive officer of the Company at the time of the Misconduct (an “Affected Officer”) contributed to the noncompliance which resulted in the obligation to restate the Company’s financial statements, the Board of Directors may require the Affected Officer to repay to the Company all or part of the following:

(a)           the full amount of any bonus received by the Affected Officer under the Company’s Executive Performance Sharing Plan (“PSP”) that was calculated based on the financial statements that were subsequently restated;

(b)           the full amount of any payout received by the Affected Officer under the Company’s Long-Term Incentive Plan (“LTIP”) with respect to an award granted after May 31, 2010 that was calculated in whole or in part based on the financial statements that were subsequently restated;

(c)           the full amount of any Profit Sharing Make Up Contribution (as defined in the Company’s Deferred Compensation Plan (“DCP”)) credited to the account of the Affected Officer under the DCP with respect to the fiscal year for which financial statements were subsequently restated; and

(d)           if, after the release of earnings for any period with respect to which financial statements were subsequently restated and prior to the announcement of such restatement, the Affected Officer sold any shares of Company common stock acquired pursuant to an option or other award granted after May 31, 2010 under the Company’s 1990 Stock Incentive Plan, the excess of (i) the actual aggregate sales proceeds from the Affected Officer’s sale of those shares, over (ii) the aggregate sales proceeds the Affected Officer would have received from the sale of those shares at a price per share determined appropriate by the Board in its discretion to reflect what the Company’s common stock price would have been if the restatement had occurred prior to such sales; provided, however, that the aggregate sales proceeds determined by the Board under this clause (ii) with respect to shares acquired upon exercise of an option shall not be less than the aggregate exercise price paid for those shares.

“Misconduct” shall mean willful commission of an act of fraud or dishonesty or recklessness in the performance of a person’s duties.  If an amount repaid to the Company under this Policy will not be fully deductible by the Affected Officer, the Board shall reduce the amount to be repaid by the amount determined by the Board to reasonably take into account the tax consequences of such repayment.

If any portion of a PSP or LTIP payout was deferred under the DCP, any amount to be repaid with respect to that payout shall first be recovered by canceling the amount so deferred under the DCP and any investment returns credited under the DCP with respect to such cancelled amount.  Similarly, any Profit Sharing Make Up Contribution under the DCP that is required to be repaid shall be recovered by canceling such amount and any investment returns credited under the DCP with respect to such cancelled amount.  The Company may seek direct repayment from the Affected Officer of any amount not so recovered and may, to the extent permitted by applicable law, offset such amount against any compensation or other amounts owed by the Company to the Affected Officer.  In particular, amounts to be repaid under this Policy may be recovered by offset against the after-tax proceeds of deferred compensation payouts under the DCP at the times such deferred compensation payouts occur under the terms of the DCP.  Any amount that remains unpaid for more than 30 days after demand by the Company shall accrue interest at the rate of nine percent (9%) per year, compounded at the end of each calendar quarter, until paid.